                                                                    EXHIBIT 23.3

                 CONSENT OF A PERSON ABOUT TO BECOME A DIRECTOR

   In accordance with Regulation C, Rule 438, promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director in the Registration Statement and related Prospectus of Top Tier Software, Inc. for the registration of shares of its Common Stock.

                                          /s/ Michael Kwatinetz
                                          _____________________________________

                                          Name: Michael Kwatinetz

Dated: July 27, 2000